SLM Student Loan Trust 2004-6 Quarterly Servicing Report
Report Date: 06/30/2005 Reporting Period: 4/1/05-6/30/05

I. Deal Parameters

	Student Loan Portfolio Characteristics		03/31/2005	Activity	06/30/2005

A	i	Portfolio Balance	$2,311,066,495.01	$(248,191,955.80)	$2,062,874,539.21
	ii	Interest to be Capitalized	31,393,350.76		27,520,664.28

	iii	Total Pool	$2,342,459,845.77		$2,090,395,203.49

	iv	Specified Reserve Account Balance	5,856,149.61		5,225,988.01

	v	Total Adjusted Pool	$2,348,315,995.38		$2,095,621,191.50

B	i	Weighted Average Coupon (WAC)	3.160%		3.174%
	ii	Weighted Average Remaining Term	123.89		121.63
	iii	Number of Loans	627,513		575,656
	iv	Number of Borrowers	338,520		313,613
	v	Aggregate Outstanding Principal Balance — T-Bill	$286,328,858.43		$248,383,198.64
	vi	Aggregate Outstanding Principal Balance — Commercial Paper	$2,056,130,987.34		$1,842,009,004.85

						% of		% of
	Notes			Spread	Balance 4/25/05	O/S Securities	Balance 7/25/05	O/S Securities

C	i	A-1 Notes	78442GLZ7	0.000%	$—	7.136%	$0.00	0.000%
	ii	A-2 Notes	78442GMA1	0.040%	888,489,941.29	35.050%	631,680,914.10	29.920%
	iii	A-3 Notes	78442GMB9	0.100%	467,000,000.00	18.248%	467,000,000.00	22.119%
	iv	A-4 Notes	78442GMC7	0.150%	579,000,000.00	22.624%	579,000,000.00	27.424%
	v	A-5 Notes	78442GMD5	0.170%	342,664,000.00	13.389%	342,664,000.00	16.230%
	vi	B Notes	78442GME3	0.380%	90,918,000.00	3.553%	90,918,000.00	4.306%

	vii	Total Notes			$2,368,071,941.29	100.000%	$2,111,262,914.10	100.000%

	Reserve Account		04/25/2005	07/25/2005

D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$5,856,149.61	$5,225,988.01
	iv	Reserve Account Floor Balance ($)	$3,000,577.00	$3,000,577.00
	v	Current Reserve Acct Balance ($)	$5,856,149.61	$5,225,988.01

	Asset/Liability		04/25/2005	07/25/2005

E	i	Total Adjusted Pool	$2,348,315,995.38	$2,095,621,191.50
	ii	Total Outstanding Balance Notes	$2,368,071,941.29	$2,111,262,914.10
	iii	Difference	$(19,755,945.91)	$(15,641,722.60)
	iv	Parity Ratio	0.99166	0.99259

II. 2004-6 Transactions from: 03/31/2005 through: 06/30/2005

A	Student Loan Principal Activity
	i	Regular Principal Collections	$248,098,512.46
	ii	Principal Collections from Guarantor	8,552,967.36
	iii	Principal Reimbursements	264,075.87
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$256,915,555.69

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$18,953.80
	ii	Capitalized Interest	(8,742,553.69)

	iii	Total Non-Cash Principal Activity	$(8,723,599.89)

C	Total Student Loan Principal Activity		$248,191,955.80

D	Student Loan Interest Activity
	i	Regular Interest Collections	$7,124,053.32
	ii	Interest Claims Received from Guarantors	214,684.46
	iii	Collection Fees/Returned Items	81,750.59
	iv	Late Fee Reimbursements	339,129.50
	v	Interest Reimbursements	48,717.47
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	9,435,192.84
	viii	Subsidy Payments	5,362,841.72

	ix	Total Interest Collections	$22,606,369.90

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$13,368.86
	ii	Capitalized Interest	8,742,553.69

	iii	Total Non-Cash Interest Adjustments	$8,755,922.55

F	Total Student Loan Interest Activity		$31,362,292.45

G	Non-Reimbursable Losses During Collection Period		$—

H	Cumulative Non-Reimbursable Losses to Date		$639.93

III. 2004-6 Collection Account Activity 03/31/2005 through 06/30/2005

A	Principal Collections
	i	Principal Payments Received	$32,125,520.68
	ii	Consolidation Principal Payments	224,525,959.14
	iii	Reimbursements by Seller	11,327.99
	iv	Borrower Benefits Reimbursed	121,112.06
	v	Reimbursements by Servicer	442.14
	vi	Re-purchased Principal	131,193.68

	vii	Total Principal Collections	$256,915,555.69

B	Interest Collections
	i	Interest Payments Received	$19,248,634.06
	ii	Consolidation Interest Payments	2,888,138.28
	iii	Reimbursements by Seller	(3,545.15)
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	50,657.22
	vi	Re-purchased Interest	1,605.40
	vii	Collection Fees/Return Items	81,750.59
	viii	Late Fees	339,129.50

	ix	Total Interest Collections	$22,606,369.90

C	Other Reimbursements		$128,098.37

D	Reserves in Excess of the Requirement		$630,161.60

E	Interest Rate Cap Proceeds		$0.00

F	Administrator Account Investment Income		$0.00

G	Investment Earnings for Period in Trust Accounts		$1,194,234.74

H	Funds borrowed during previous distribution		$0.00

I	Funds borrowed from subsequent distribution		$0.00

	TOTAL AVAILABLE FUNDS		$281,474,420.30

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(3,419,847.79)

J	NET AVAILABLE FUNDS		$278,054,572.51

K	Servicing Fees Due for Current Period		$1,644,138.69

L	Carryover Servicing Fees Due		$0.00

M	Administration Fees Due		$20,000.00

N	Total Fees Due for Period		$1,664,138.69

IV. 2004-6 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	03/31/2005	06/30/2005	03/31/2005	06/30/2005	03/31/2005	06/30/2005	03/31/2005	06/30/2005	03/31/2005	06/30/2005
INTERIM:
In School
Current	2.772%	2.771%	53,798	156,393	8.573%	27.168%	$211,252,260.32	$587,182,624.79	9.141%	28.464%

Grace
Current	2.771%	2.772%	246,162	70,754	39.228%	12.291%	1,019,609,136.10	314,579,292.64	44.119%	15.250%

TOTAL INTERIM	2.771%	2.771%	299,960	227,147	47.801%	39.459%	$1,230,861,396.42	$901,761,917.43	53.259%	43.714%
REPAYMENT
Active
Current	3.760%	3.688%	172,553	178,344	27.498%	30.981%	$547,755,672.54	$549,889,388.89	23.701%	26.656%
31-60 Days Delinquent	3.739%	3.685%	12,868	14,935	2.051%	2.594%	42,439,117.28	49,514,512.13	1.836%	2.400%
61-90 Days Delinquent	3.660%	3.643%	9,933	9,970	1.583%	1.732%	32,948,585.21	32,158,868.88	1.426%	1.559%
91-120 Days Delinquent	3.526%	3.639%	10,665	6,287	1.700%	1.092%	36,016,670.00	19,351,687.69	1.558%	0.938%
> 120 Days Delinquent	3.652%	3.582%	23,066	25,518	3.676%	4.433%	63,058,571.53	73,139,004.54	2.729%	3.545%

Deferment
Current	3.004%	2.896%	49,943	68,274	7.959%	11.860%	171,982,025.82	269,677,966.87	7.442%	13.073%

Forbearance
Current	3.646%	3.628%	46,626	41,846	7.430%	7.269%	180,549,003.79	158,968,901.34	7.812%	7.706%

TOTAL REPAYMENT	3.602%	3.485%	325,654	345,174	51.896%	59.962%	$1,074,749,646.17	$1,152,700,330.34	46.504%	55.878%
Claims in Process (1)	3.692%	3.674%	1,899	3,329	0.303%	0.578%	$5,455,452.42	$8,387,518.01	0.236%	0.407%
Aged Claims Rejected (2)	0.000%	4.380%	0	6	0.000%	0.001%	$0.00	$24,773.43	0.000%	0.001%
GRAND TOTAL	3.160%	3.174%	627,513	575,656	100.000%	100.000%	$2,311,066,495.01	$2,062,874,539.21	100.000%	100.000%

(1) Claims filed and unpaid; includes claims rejected aged less than 6 months.

(2) Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*     Percentages may not total 100% due to rounding.

V. 2004-6 Portfolio Characteristics by Loan Type and School Type

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL - Subsidized	3.083%	323,119	$1,020,974,348.57	49.493%
- GSL - Unsubsidized	3.040%	219,621	866,920,847.08	42.025%
- PLUS Loans	4.312%	31,680	170,881,185.84	8.284%
- SLS Loans	5.308%	1,236	4,098,158.72	0.199%

- Total	3.174%	575,656	$2,062,874,539.21	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

- Four Year	3.150%	460,397	$1,796,557,246.12	87.090%
- Two Year	3.288%	80,538	185,308,154.28	8.983%
- Technical	3.442%	34,715	80,998,168.23	3.926%
- Other	3.562%	6	10,970.58	0.001%

- Total	3.174%	575,656	$2,062,874,539.21	100.000%

*     Percentages may not total 100% due to rounding.

VI. 2004-6 Interest Accruals

A	Borrower Interest Accrued During Collection Period		$12,351,565.64
B	Interest Subsidy Payments Accrued During Collection Period		4,948,945.52
C	SAP Payments Accrued During Collection Period		10,951,439.90
D	INV Earnings Accrued for Collection Period (RESERVE, COLLECTION)		1,194,234.74
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)		0.00

F	Net Expected Interest Collections		$29,446,185.80

G	Interest Rate Cap Payments Due to the Trust
			Cap

	i	Cap Notional Amount	$525,000,000.00

	ii	Libor (Interpolated first period)	0.00000%
	iii	Cap %	6.00000%

	iv	Excess Over Cap (ii-iii)	0.00000%

	v	Cap Payments Due to the Trust	$0.00

VII. 2004-6 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1 Interest Rate	0.000000000	—	0.00000%
B	Class A-2 Interest Rate	0.008090481	4/26/05-7/25/05	3.20063%
C	Class A-3 Interest Rate	0.008242148	4/26/05-7/25/05	3.26063%
D	Class A-4 Interest Rate	0.008368537	4/26/05-7/25/05	3.31063%
E	Class A-5 Interest Rate	0.008419093	4/26/05-7/25/05	3.33063%
F	Class B Interest Rate	0.008949926	4/26/05-7/25/05	3.54063%

VIII. 2004-6 Inputs From Previous Period 3/31/05

A	Student Loan Pool Outstanding
	i Portfolio Balance	$2,311,066,495.01
	ii Interest To Be Capitalized	31,393,350.76

	iii Total Pool	$2,342,459,845.77
	iv Specified Reserve Account Balance	5,856,149.61

	v Total Adjusted Pool	$2,348,315,995.38

B	Total Note and Certificate Factor	0.781391806
C	Total Note Balance	$2,368,071,941.29

D	Note Balance 04/25/2005	Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class B

	i Current Factor	0.000000000	0.990512755	1.000000000	1.000000000	1.000000000	1.000000000
	ii Expected Note Balance	$0.00	$888,489,941.29	$467,000,000.00	$579,000,000.00	$342,664,000.00	$90,918,000.00

	iii Note Principal Shortfall	$0.00	$19,755,945.91	$0.00	$0.00	$0.00	$0.00
	iv Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	v Interest Carryover	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

E	Reserve Account Balance	$5,856,149.61
F	Unpaid Primary Servicing Fees from Prior Month(s)	$0.00
G	Unpaid Administration fees from Prior Quarter(s)	$0.00
H	Unpaid Carryover Servicing Fees from Prior Quarter(s)	$0.00
I	Interest Due on Unpaid Carryover Servicing Fees	$0.00

IX. 2004-6 Waterfall for Distributions

				Remaining
				Funds Balance

A	Total Available Funds ( Section III-J )		$278,054,572.51	$278,054,572.51

B	Primary Servicing Fees-Current Month		$1,644,138.69	$276,410,433.82

C	Administration Fee		$20,000.00	$276,390,433.82

D	Noteholder’s Interest Distribution Amount
	i	Class A-1	$0.00	$276,390,433.82
	ii	Class A-2	$7,188,311.33	$269,202,122.49
	iii	Class A-3	$3,849,083.14	$265,353,039.35
	iv	Class A-4	$4,845,382.89	$260,507,656.46
	v	Class A-5	$2,884,919.91	$257,622,736.55
	vi	Class B	$813,709.36	$256,809,027.19

	vii	Total Noteholder’s Interest Distribution	$19,581,406.63

E	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1	$0.00	$256,809,027.19
	ii	Class A-2	$256,809,027.19	$0.00
	iii	Class A-3	$0.00	$0.00
	iv	Class A-4	$0.00	$0.00
	v	Class A-5	$0.00	$0.00
	vi	Class B	$0.00	$0.00

	vii	Total Noteholder’s Principal Distribution	$256,809,027.19

F	Increase to the Specified Reserve Account Balance		$0.00	$0.00

G	Carryover Servicing Fees		$0.00	$0.00

H	Excess to Certificateholder		$0.00	$0.00

X. 2004-6 Distributions

A	Distribution Amounts				Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class B
	i	Quarterly Interest Due			$0.00	$7,188,311.33	$3,849,083.14	$4,845,382.89	$2,884,919.91	$813,709.36
	ii	Quarterly Interest Paid			0.00	7,188,311.33	3,849,083.14	4,845,382.89	2,884,919.91	813,709.36

	iii	Interest Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Due			$0.00	$272,450,749.79	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid			0.00	256,809,027.19	0.00	0.00	0.00	0.00

	ix	Quarterly Principal Shortfall			$0.00	$15,641,722.60	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount			$0.00	$263,997,338.52	$3,849,083.14	$4,845,382.89	$2,884,919.91	$813,709.36

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 6/30/05			$2,368,071,941.29
	ii	Adjusted Pool Balance 6/30/05			2,095,621,191.50

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)			$272,450,749.79

	iv	Adjusted Pool Balance 3/31/05			$2,348,315,995.38
	v	Adjusted Pool Balance 6/30/05			2,095,621,191.50

	vi	Current Principal Due (iv-v)			$252,694,803.88
	vii	Principal Shortfall from Prior Period			19,755,945.91

	viii	Principal Distribution Amount (vi + vii)			$272,450,749.79

	ix	Principal Distribution Amount Paid			$256,809,027.19

	x	Principal Shortfall (viii - ix)			$15,641,722.60

C		Total Principal Distribution			$256,809,027.19
D		Total Interest Distribution			19,581,406.63

E		Total Cash Distributions			$276,390,433.82

F	Note Balances			04/25/2005	Paydown Factor	07/25/2005
	i	A-1 Note Balance	78442GLZ7	$—		$0.00
		A-1 Note Pool Factor		0.000000000	0.000000000	0.000000000

	ii	A-2 Note Balance	78442GMA1	$888,489,941.29		$631,680,914.10
		A-2 Note Pool Factor		0.990512755	(0.286297689)	0.704215066

	iii	A-3 Note Balance	78442GMB9	$467,000,000.00		$467,000,000.00
		A-3 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iv	A-4 Note Balance	78442GMC7	$579,000,000.00		$579,000,000.00
		A-4 Note Pool Factor		1.000000000	0.000000000	1.000000000

	v	A-5 Note Balance	78442GMD5	$342,664,000.00		$342,664,000.00
		A-5 Note Pool Factor		1.000000000	0.000000000	1.000000000

	vi	B Note Balance	78442GME3	$90,918,000.00		$90,918,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$5,856,149.61
	ii	Deposits to correct Shortfall			$0.00
	iii	Total Reserve Account Balance Available			$5,856,149.61
	iv	Required Reserve Account Balance			$5,225,988.01

	v	Shortfall Carried to Next Period			$0.00
	vi	Excess Reserve — Release to Waterfall			$630,161.60
	vii	Ending Reserve Account Balance			$5,225,988.01

XI. 2004-6 Historical Pool Information

					2004
			4/1/05-6/30/05	1/1/05-3/31/05	06/30/04-12/31/04

Beginning Student Loan Portfolio Balance			$2,311,066,495.01	$2,498,449,755.18	$2,945,462,996.92

	Student Loan Principal Activity
	i	Regular Principal Collections	$248,098,512.46	$182,600,590.19	$456,591,060.50
	ii	Principal Collections from Guarantor	8,552,967.36	9,502,637.14	$4,622,211.21
	iii	Principal Reimbursements	264,075.87	635,093.45	$1,497,055.06
	iv	Other System Adjustments	0.00	0.00	$0.00

	v	Total Principal Collections	$256,915,555.69	$192,738,320.78	$462,710,326.77
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$18,953.80	$28,483.50	$141,400.45
	ii	Capitalized Interest	(8,742,553.69)	(5,383,544.11)	$(15,838,485.48)

	iii	Total Non-Cash Principal Activity	$(8,723,599.89)	$(5,355,060.61)	$(15,697,085.03)

(-)	Total Student Loan Principal Activity		$248,191,955.80	$187,383,260.17	$447,013,241.74

	Student Loan Interest Activity
	i	Regular Interest Collections	$214,684.46	$257,225.16	$71,140.27
	ii	Interest Claims Received from Guarantors	81,750.59	84,992.35	$88,601.83
	iii	Collection Fees/Returned Items	339,129.50	360,128.67	$596,541.24
	iv	Late Fee Reimbursements	48,717.47	43,554.87	$43,047.07
	v	Interest Reimbursements	0.00	0.00	$0.00
	vi	Other System Adjustments	9,435,192.84	6,999,920.88	$4,124,442.84
	vii	Special Allowance Payments	5,362,841.72	6,367,287.54	$7,627,720.29
	viii	Subsidy Payments	22,606,369.90	20,261,356.60	$26,049,877.32

	ix	Total Interest Collections	$38,088,686.48	$34,374,466.07	$38,601,370.86

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$13,368.86	$(2,767.14)	$(10,122.17)
	ii	Capitalized Interest	8,742,553.69	5,383,544.11	$15,838,485.48

	iii	Total Non-Cash Interest Adjustments	$8,755,922.55	$5,380,776.97	$15,828,363.31

	Total Student Loan Interest Activity		$46,844,609.03	$39,755,243.04	$54,429,734.17

(=)	Ending Student Loan Portfolio Balance		$2,062,874,539.21	$2,311,066,495.01	$2,498,449,755.18
(+)	Interest to be Capitalized		$27,520,664.28	$31,393,350.76	$29,704,155.69

(=)	TOTAL POOL		$2,090,395,203.49	$2,342,459,845.77	$2,528,153,910.87

(+)	Reserve Account Balance		$5,225,988.01	$5,856,149.61	$6,320,384.78

(=)	Total Adjusted Pool		$2,095,621,191.50	$2,348,315,995.38	$2,534,474,295.65

XII. 2004-6 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Oct-04	$2,756,671,626	21.03%

Jan-05	$2,528,153,911	23.66%

Apr-05	$2,342,459,846	23.44%

Jul-05	$2,090,395,203	25.87%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.